UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2023

Hyperfine, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39949	98-1569027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 New Whitfield Street
Guilford, Connecticut		06437
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 796-6767

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	HYPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 24, 2023, the Audit Committee of the Board of Directors of Hyperfine, Inc. (together with its subsidiaries, unless the context requires otherwise, the “Company”) appointed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

On March 24, 2023, the Audit Committee also dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm. The audit report of Deloitte on the Company’s combined and consolidated financial statements as of and for each of the two years ended December 31, 2022 did not contain an adverse opinion or a disclaimer of an opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through March 24, 2023, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in its audit reports on the Company’s combined and consolidated financial statements for such years.

During the fiscal years ended December 31, 2022 and 2021 and in the subsequent interim period through March 24, 2023, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the following two previously-disclosed material weaknesses:

•
prior to the closing of the Company’s business combination in December 2021, Hyperfine Operations, Inc. (formerly Hyperfine, Inc.) (“Legacy Hyperfine”) and Liminal Sciences, Inc. (“Liminal”), which became subsidiaries of the Company (formerly HealthCor Catalio Acquisition Corp. (“HealthCor”)) in connection with the business combination, were private companies and had limited accounting and financial reporting personnel and other resources with which to address their internal controls and procedures, outsourced their accounting and financial reporting to 4Catalyzer Corporation (“4Catalyzer”), and did not have their own finance function to appropriately perform the supervision and review of the information received from 4Catalyzer and assess its reasonableness and accuracy. As a result, in connection with the combined financial statement close process of Legacy Hyperfine and Liminal for the years ended December 31, 2020 and 2019, the Company identified a material weakness in its internal control over financial reporting.

•
HealthCor previously recorded a portion of its Class A ordinary shares subject to possible redemption in permanent equity. Notwithstanding the presence of maximum redemption thresholds or charter provisions common in SPACs that provide a limitation on redemptions that would cause a SPAC’s net tangible assets to be less than $5,000,001, in accordance with Securities and Exchange Commission (“SEC”) Staff guidance on redeemable equity instruments, ASC 480-10-S99, “Distinguishing Liabilities from Equity”, and EITF Topic D-98, “Classification and Measurement of Redeemable Securities”, and, according to SEC Staff communications with certain independent auditors, redemption provisions not solely within the control of the issuing company require ordinary shares subject to redemption to be classified outside of permanent equity. Although the Company did not specify a maximum redemption threshold in HealthCor’s Amended and Restated Memorandum and Articles of Association (the “HealthCor Articles”), the HealthCor Articles provided that the Company could not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. In light of the SEC Staff communications with certain independent auditors, the Company’s management re-evaluated the effectiveness of the Company’s disclosure controls and procedures, and based upon that evaluation, the Company concluded that the misclassification of the Class A ordinary shares was quantitatively material to individual line items within the balance sheet. This resulted in a restatement of the initial carrying value of the Class A ordinary shares subject to possible redemption, with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and ordinary shares. The Company concluded that the foregoing represents a material weakness in its internal controls over financial reporting.

These reportable events were discussed among the Audit Committee and Deloitte. Deloitte has been authorized by the Company to respond fully to the inquiries of Grant Thornton, the successor independent registered public accounting firm, concerning these reportable events.

The Company has provided Deloitte with a copy of the above disclosures and has requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made above. A copy of Deloitte’s letter dated March 29, 2023 is attached as Exhibit 16.1 to this report.

During the fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through March 24, 2023, neither the Company nor anyone on its behalf has consulted with Grant Thornton with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s combined and consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
16.1	Letter from Deloitte & Touche LLP, dated March 29, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERFINE, INC.

Date:	March 29, 2023	By:	/s/ Brett Hale
Brett Hale Chief Administrative Officer and Chief Financial Officer